Exhibit 99.1

Protalix BioTherapeutics Announces Private Note Exchange

CARMIEL, Israel, August 13, 2021 /PRNewswire/Protalix BioTherapeutics, Inc. (NYSE American:PLX) (TASE:PLX), a biopharmaceutical company focused on the development, production and commercialization of recombinant therapeutic proteins produced by its proprietary ProCellEx® plant cell-based protein expression system, today announced the entry into definitive agreements (the “Exchange Agreements”) relating to exchanges (the “Exchanges”) of an aggregate of $54.65 million principal amount of the Company’s outstanding 7.50% Senior Secured Convertible Notes due 2021 (the “Existing Notes”) for an aggregate of $28.75 million principal amount of newly issued 7.50% Senior Secured Convertible Notes due 2024 (the “Exchange Notes”), $25.90 million in cash and accrued and unpaid interest through the closing date. The Exchanges are expected to close as soon as practicable, subject to satisfaction of certain closing conditions. Following the closing of the Exchanges, the Company expects that $3.27 million aggregate principal amount of the Existing Notes will remain outstanding.

“The exchange of the notes underscores Protalix’s commitment to addressing our capital structure while continuing development of our pegunigalsidase alfa program and our early pipeline,” said Dror Bashan, Protalix’s President and Chief Executive Officer. “We believe that the participation of so many of our institutional note holders, including funds managed by Highbridge Capital Management, LLC, UBS O’Connor LLC, Citigroup Global Markets, Whitebox Advisors, and Tulip Capital, is a telling vote of confidence in Protalix.”

Like the Existing Notes and at equal priority, the Exchange Notes will be secured by perfected liens on all of the material assets of the Company and its subsidiaries. Interest on the Exchange Notes will be payable semi-annually at a rate of 7.50% per annum. The Exchange Notes will mature three years after issuance, unless earlier purchased, converted, exchanged or redeemed, and will be guaranteed by the Company’s subsidiaries.

Holders may require the Company to repurchase their Exchange Notes upon the occurrence of certain events that constitute a fundamental change under the indenture that will govern the Exchange Notes (the “Indenture”) at a purchase price equal to the principal amount thereof plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

Holders may convert their Exchange Notes at any time prior to the close of business on the business day immediately preceding the stated maturity date of the Exchange Notes. Upon conversion, the Company may, at its election, deliver shares of the Company’s common stock (“Common Stock”), cash or a combination of shares of Common Stock and cash based on the applicable conversion rate. However, until the Company obtains stockholder approval to issue additional shares of Common Stock upon conversion of the Exchange Notes, the Company will be required to settle at least a portion of its conversion obligation in cash. The Company intends to seek stockholder approval promptly in order to be able to settle conversions of the Exchange Notes in Common Stock.

The initial conversion rate will be based on a 32.5% premium to the closing price of the Common Stock on the NYSE American at the close of trading on August 13, 2021.

The Indenture includes covenants customary for instruments of this type, including, without limitation, restrictions on the Company’s ability to incur additional indebtedness, create liens on its properties, pay dividends and make restricted payments or certain investments, and also requires the Company to apply a portion of the proceeds from certain asset sales or licensing arrangements to repay the Exchange Notes, in each case subject to certain exceptions.

“This exchange transaction allows us to continue to advance our lead drug candidate, PRX-102, towards approval and to progress our early stage pipeline candidates,” said Eyal Rubin, Protalix’s Sr. Vice President and Chief Financial Officer.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The offer and sale of the Exchange Notes and the shares of Common Stock issuable upon conversion of the Exchange Notes, if any, will not be registered under the Securities Act of 1933 or any state securities laws, and unless so registered, the Exchange Notes and such shares may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act of 1933 and applicable state laws.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based protein expression system, ProCellEx. Protalix was the first company to gain U.S. Food and Drug Administration (FDA) approval of a protein produced through a plant cell-based in suspension expression system. Protalix’s unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner.

Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved by the FDA in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights.

Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the following product candidates: pegunigalsidase alfa, a modified stabilized version of the recombinant human α–Galactosidase-A protein for the treatment of Fabry disease; alidornase alfa, or PRX-110, for the treatment of various human respiratory diseases or conditions; PRX-115, a plant cell-expressed recombinant PEGylated uricase for the treatment of refractory gout; PRX-119, a plant cell-expressed long action DNase I for the treatment of NETs-related diseases; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa, and with SarcoMed USA, Inc. for the worldwide development and commercialization of PRX-110 for use in the treatment of any human respiratory disease or condition including, but not limited to, sarcoidosis, pulmonary fibrosis, and other related diseases via inhaled delivery.

Forward-Looking Statements Disclaimer

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk and the final results of a clinical trial may be different than the preliminary findings for the clinical trial. Factors that might cause material differences include, among others: risks relating to our ability to complete the Exchanges in a timely manner; the risks that the FDA may not hold a Type A Meeting for the PRX-102 BLA on a timely manner; risks related to the timing and progress of the preparation of an updated BLA addressing the complete response letter; risks related to the timing, progress and likelihood of final approval by the FDA of a resubmitted BLA for PRX-102 and, if approved, whether the use of PRX-102 will be commercially successful; failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and inability to monitor patients adequately during or after treatment; delays in the approval or potential rejection of any applications we file with the FDA, European Medicines Agency or other health regulatory authorities, and other risks relating to the review process; risks associated with the novel coronavirus disease, or COVID-19, outbreak, which may adversely impact our business, preclinical studies and clinical trials; risks related to any transactions we may effect in the public or private equity markets to raise capital to finance future research and development activities, general and administrative expenses and working capital; the risk that the results of the clinical trials of our product candidates will not support the applicable claims of safety or efficacy, or that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks related to our ability to maintain and manage our relationship with our collaborators, distributors or partners; risks related to the amount and sufficiency of our cash and cash equivalents; risks relating to our ability to make scheduled payments of the principal of, to pay interest on or to refinance our outstanding notes or any other indebtedness; our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies and institutions; potential product liability risks, and risks of securing adequate levels of product liability and other necessary insurance coverage; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

Source: Protalix BioTherapeutics, Inc.

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